UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): September 28, 2004
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                            Bay National Corporation
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             (Exact Name of Registrant as Specified in its Charter)


          Maryland                  333-87781                 52-2176710
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 (State of Incorporation)    (Commission File Number)       (IRS Employer
                                                           Identification No.)


                2328 West Joppa Road
                Lutherville, Maryland                     21093
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               (Address of Principal Executive Offices)(Zip Code)


        Registrant's Telephone Number, Including Area Code: 410/494-2580

                                       N/A
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          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement

On September 28, 2004, Bay National Corporation. (the Company) entered into a $5 million, three year unsecured non-revolving credit facility with Drovers Bank of York, Pennsylvania, a division of Fulton Bank. The proceeds from the credit facility will be used to provide regulatory capital to the Company's wholly owned subsidiary, Bay National Bank (the Bank). The loan bears interest at the prime rate as offered by Drovers Bank.

The credit facility will expire on September 28, 2007, at which time all outstanding amounts under the credit facility, including accrued but unpaid interest, will be due and payable. The Company may repay interest and principal under the credit facility at any time without premium or penalty.

The credit facility agreement contains usual and customary covenants for transactions of this type. In addition, the credit facility provides for the following additional covenants:

1. The Bank's Total Risk-Based Capital Ratio (as defined for bank regulatory purposes) will be maintained at a minimum of 10%.
2. The Bank's Tier 1 Risk-Based Capital Ratio (as defined for bank regulatory purposes) will be maintained at a minimum of 6%.
3. The bank will maintain Loan Loss Reserves at a level required by federal regulatory agencies, provided that such Loan Loss Reserve also equals not less than three hundred percent (300.00%) of the sum of the balances of loans in a non-accrual status, loans more than 90 days past due, and renegotiated loans.

In the event of a default by the Company under the credit facility, Drovers Bank may terminate the credit facility, declare the amount outstanding, including all accrued interest and unpaid fees, payable immediately, and enforce any and all rights created and existing under the credit facility documents, and other rights available under applicable law. Upon default, interest on the outstanding loan balance bears interest at 5% over the prime rate.

Fulton Bank has provided the Bank with a $2 million unsecured borrowing facility. There were no outstanding balances on this facility as of September 30, 2004. The Company's shareholder records indicate that an an affiliate of Fulton bank owns 10,000 shares of the Company, and executive officer of Fulton Bank owns 1,000 shares of the Company. The Company is not aware of any other material relationship between Drovers Bank nor Fulton Bank and the Company or the Bank.

The Company has borrowed $500,000 under the credit facility as of the date hereof.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BAY NATIONAL CORPORATION

Date October 1, 2004                By:  /s/ Hugh W. Mohler
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                                    Hugh W. Mohler, President